EXHIBIT 99.1

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Financial Statements

March 31, 2008

(With Independent Auditor’s Report Thereon)

Contents

Independent Auditor’s Report	1

Consolidated Balance Sheet	2-3

Consolidated Statement of Income	4

Consolidated Statement of Shareholders’ Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-17

Independent Auditor’s Report

The Board of Directors and Shareholders

Staubach Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Staubach Holdings, Inc. and subsidiaries (the “Company”) as of March 31, 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for the nine months then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Staubach Holdings, Inc. and subsidiaries as of March 31, 2008, and the results of their operations and their cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Dallas, Texas
August 8, 2008

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2008

Assets

Current assets:
Cash and cash equivalents	$63,209,335
Restricted cash	1,909,571
Receivables:
Service and management fees	31,026,350
License fees	1,340,357
Affiliates	598,802
Federal and state income taxes	3,572,871
Other	1,151,220
Total receivables, net	37,689,600

Prepaid expenses and other assets	3,555,061
Deferred tax asset, net	874,626
Total current assets	107,238,193

Furniture, fixtures, and equipment, net	5,424,599
Goodwill	157,793,821
Intangible assets, net	101,374,271
Other assets	1,352,214
Total assets	$373,183,098

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2008

Liabilities and Shareholders’ Equity
Current liabilities:
Bonuses payable	$39,457,057
Accounts payable and accrued liabilities	18,598,803
Deferred revenue	3,871,000
Total current liabilities	61,926,860
Deferred tax liability, net	38,990,302
Total liabilities	100,917,162

Commitments and contingencies (notes 2, 5, 7, 9, and 10)

Puttable shares of Class A voting common stock consisting of 3,992,997 shares issued and outstanding	83,214,057

Shareholders’ equity:
Class A voting common stock, $0.01 par value. Authorized 100,000,000 shares; issued and outstanding 15,971,988 shares	159,720
Additional paid-in capital	183,485,867
Retained earnings	5,406,292
Total shareholders’ equity	189,051,879
Total liabilities and shareholders’ equity	$373,183,098

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Statement of Income

Nine months ended March 31, 2008

Revenues:
Service fee revenues	$239,784,641
License fee revenues	13,616,828
Management fee revenues	8,153,455
Total revenues	261,554,924

Operating expenses
Salaries, bonus, and benefits	181,419,927
Selling, general, and administrative expenses	30,653,543
Depreciation and amortization	26,136,560
Total operating expenses	238,210,030
Operating income	23,344,894

Other income (expense):
Other income	469,085
Interest income	1,808,317
Interest expense	(570,295)
Income before income taxes	25,052,001

Income tax	9,807,710
Net income for nine months ended	$15,244,291

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Equity

Nine months ended March 31, 2008

	Class A		Additional	Retained earnings/
	common stock		paid-in	(accumulated
	Shares	Amount	capital	deficit)	Total
Balance, June 30, 2007	7,999,415	$79,994	$17,365,148	$(9,837,999)	$7,607,143
Shares of common stock issued in conjunction with the acquisition of licenses	11,951,270	119,513	248,898,296	–	249,017,809
Redeem shares of common stock previously held by terminated employees	(12,832)	(128)	(125,741)	–	(125,869)
Shares of common stock issued to employees at $2/share	2,132	21	41,041	–	41,062
Shares of common stock granted to employees	25,000	250	481,250	–	481,500
Less: puttable shares of common stock	(3,992,997)	(39,930)	(83,174,127)	–	(83,214,057)
Net income	–	–	–	15,244,291	15,244,291
Balance, March 31, 2008	15,971,988	$159,720	$183,485,867	$5,406,292	$189,051,879

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Nine months ended March 31, 2008

Cash flows from operating activities:
Net income	$15,244,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,136,560
Loss on disposal of furniture, fixtures, and equipment	31,886
Deferred federal and state income taxes	(6,988,538)
Stock compensation	518,298
Changes in operating assets and liabilities:
Restricted cash	(1,775,795)
Receivables	(14,058,583)
Prepaid expenses and other assets	304,579
Deferred compensation plan assets	5,584,739
Deferred compensation plan liabilities	(6,347,868)
Accounts payable, accrued liabilities and deferred revenue	(17,305,324)
Bonuses payable	9,782,473
Net cash provided by operating activities	11,126,718
Cash flows from investing activities:
Cash received as part of Stock Exchange (Note 2)	23,814,850
Proceeds on disposal of furniture, fixtures, and equipment	339,952
Acquisition of furniture, fixtures, and equipment	(1,045,072)
Net cash provided by investing activities	23,109,730
Cash flows from financing activities:
Cash paid to previous shareholders of The Staubach Company	(60,080,783)
Redeem shares of common stock	(125,869)
Issuance of common stock	4,264
Net cash used in financing activities	(60,202,388)

Net decrease in cash and cash equivalents	(25,965,940)
Cash and cash equivalents, beginning of period	89,175,275
Cash and cash equivalents, end of period	$63,209,335

Supplemental disclosure of cash flow information
Cash paid for income taxes	$19,818,210

Schedule of noncash investing and financing activities
See Note 2 for net assets acquired with the Stock Exchange

See notes to consolidated financial statements.

STAUBACH HOLDINGS, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)	Organization and Summary of Significant Accounting Policies

(a)	Principal Business Activities

Staubach Holdings, Inc. and its wholly-owned subsidiaries (the “Company”) represent tenants and other potential real estate users in the acquisition and management of real property, providing a comprehensive range of strategic real estate consulting services primarily throughout the United States of America.  The Company is organized functionally, and its principal lines of business include Corporate Services and Capital and Strategic Services.

The Company’s fiscal year ends June 30th.  The accompanying financial statements are for less than a year and may not be indicative of the Company’s annual results.

See Note 2 regarding the formation of Staubach Holdings, Inc.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the following wholly owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation.

The consolidated financial statements include the following wholly owned subsidiaries:

Staubach - Northern California, Inc.
Staubach Advisory Services, Inc.
Staubach Arizona, LLC
Staubach Bay Area, Inc.
Staubach Commercial Services - SoCal, Inc.
Staubach Global Services RR, Inc.
Staubach Governmental Services, Inc. dba Staubach Educational and Municipal Services Inc
Staubach Michigan, LLC
Staubach Midwest Construction Services LLC
Staubach Northwest, LLC
Staubach Retail Services - New England, LLC
Staubach - Houston, Ltd. dba The Staubach Company
The Staubach Company
The Staubach Company - Carolinas, LLC
The Staubach Company - Central Texas, LLC
The Staubach Company - Florida Holdings, LP
The Staubach Company - Los Angeles, Inc.
The Staubach Company - Northeast, Inc.
The Staubach Company - Raleigh, LLC
The Staubach Company - South Florida, LLC
The Staubach Company - Southeast, Inc.
The Staubach Company - Tennessee, LLC
The Staubach Company New York, LLC
The Staubach Company of New England, LLC
The Staubach Company of New Jersey, LLC
The Staubach Company of Pennsylvania, Inc.
The Staubach Company, Front Range, LLLP

The Staubach Company, Minnesota, Inc.
The Staubach Company, West Advisory Inc.
The Staubach Company-Southwest, Inc.
The Staubach Management Company of New Jersey, LLC
Staubach Capital Markets, Inc.
Staubach Capital I, LLC
Staubach Investment Sales, Inc.
Staubach Corporate Finance, Inc.
Staubach Assets, Inc.

(c)	Cash and Cash Equivalents

For purposes of reporting cash flows, all highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

(d)	Restricted Cash

Restricted cash represents funds held in escrow on behalf of customers.

(e)	Concentration of Credit Risk

During the period ended March 31, 2008, the Company had certain concentrations of credit risk with various financial institutions in the form of cash, cash equivalents, and restricted cash.  For purposes of evaluating credit risk, the stability of financial institutions conducting business with the Company is periodically reviewed.  If the financial institutions failed to completely perform under the terms of the financial instruments, the exposure for credit loss would be the amount of the financial instruments less amounts covered by regulatory insurance.  To date, the Company has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(f)	Allowances for Doubtful Accounts

Receivables are carried net of the allowances for doubtful accounts, approximately $34,000 as of March 31, 2008.  Management’s determination of the adequacy of those allowances is based primarily upon evaluations of historical loss experience, individual receivables, current economic conditions, and other relevant factors.  Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

(g)	Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization.  Repairs and maintenance are charged to operations.  Depreciation is computed using the straight-line method over estimated useful lives.  Amortization related to leasehold improvements is computed using the straight-line method over the shorter of the appropriate lease term or the estimated useful life of the asset.  The Company has determined that the estimated useful lives of its furniture, fixtures, and equipment range from three to ten years.

(h)	Goodwill

Goodwill represents the excess of the purchase price and related costs over the fair value assigned to the net tangible and identifiable assets acquired.  SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) requires that goodwill not be amortized, but instead be evaluated for impairment at least annually or more often if events or changes in circumstances indicate that impairment may have occurred.  Impairment losses are to be recognized to the extent that the carrying amount of goodwill exceeds its estimated fair value.

(i)	Revenue Recognition

Lease commissions, which are included as service fee revenue in the accompanying consolidated statement of income, are generally recognized in accordance with the underlying agreement and upon our underlying obligations being satisfied.  Service fees related to consulting transactions are recognized in the period in which the revenues are earned.  License fee revenues are considered earned in the period in which the related licensee is paid its service fee.  The Company recognizes fees from portfolio management over the terms of the respective management contracts as services are rendered.

Service and license fee revenues are generated from individual transactions.  The Company is not dependent on one customer or group of customers in any single year.

The Company has certain lines of business in which it is reimbursed by its clients for expenses incurred on their behalf.  The treatment of these expenses for financial reporting purposes is based upon the fee structure of the underlying contract.  A contract that provides a fixed fee billing, fully inclusive of all personnel and other recoverable expenses, is reported on a gross basis.  Reported revenues include the full billing to the client and reported expenses include all costs associated with the client.  When a fee structure distinguishes between a fixed management fee and scheduled reimbursable personnel or other expenses, the contract is accounted for on a net basis.  Reported revenues include the management fee, and the reimbursement is netted against expenses.

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(k)	Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

(l)	Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred.  Advertising and marketing costs expensed totaled $3.2 million for the nine months ended March 31, 2008.

(m)	Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value as of March 31, 2008, because of the relative short maturity of these items.

(n)	Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets including definite life intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment loss was recorded for the nine months ended March 31, 2008.

(o)	New Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”), which the Company will be required to adopt during the fiscal year ending June 30, 2009.  FIN 48 requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.  This interpretation also provides guidance on derecognition, classification, and expanded disclosure requirements.  The Company is currently in the process of assessing the impact that FIN 48 will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. This Statement does not require any new fair value measurements, but rather, it provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value.  This Statement is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact that the adoption of SFAS No. 157 will have, if any, on its financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115, which provides all entities, including not-for-profit organizations, with an option to report selected financial assets and liabilities at fair value.  The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in earnings caused by measuring related assets differently without having to apply the complex provisions of hedge accounting.  Certain specified items are eligible for the irrevocable fair value measurement option as established by SFAS No. 159.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007.  The Company is currently evaluating the impact that the adoption of SFAS No. 159 will have, if any, on its financial position, results of operation and cash flows.

In December 2007, the FASB issued SFAS 141(revised), Business Combinations (“SFAS 141(R)”).  SFAS 141(R) will change how identifiable assets acquired and the liabilities assumed in a business combination will be recorded in the financial statements.  SFAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires expensing of most transaction and restructuring costs. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is after December 31, 2008. The Company is currently evaluating the impact that the adoption of SFAS 141(R) will have, if any, on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”).  SFAS 160 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. SFAS 160 applies prospectively as of January 1, 2009. The Company is currently evaluating the impact that the adoption of SFAS 160 will have, if any, on its financial position, results of operations and cash flows.

(2)	Formation of Staubach Holdings, Inc. and the Stock Exchange

Effective July 1, 2007, The Staubach Company (“TSC”) and certain of its licensees participated in a tax-free equity exchange transaction under Section 351 of the Internal Revenue Code (“the Stock Exchange”).  As a result of the Stock Exchange, TSC and certain of its licensees became wholly-owned subsidiaries of Staubach Holdings, Inc., which was formed in June 2007.

The purpose of the Stock Exchange was to consolidate the business operations of TSC and certain of its licensees, permit the equity holders of TSC and the licensees to diversify their current ownership and to eliminate certain administrative time and duplicative functions involved in operating TSC and its licensees.  TSC contributed all of its outstanding capital stock of approximately 3,540,000 shares in exchange for an aggregate of approximately 8,000,000 shares of the Company’s common stock, par value $0.01, representing 40% of the total issued and outstanding shares of the Company.  The remaining approximately 12,000,000 shares of the Company, representing 60% of the total shares issued and outstanding, were exchanged for the equity interest of certain of TSC’s licensees.  In addition to the shares received in the transaction, TSC and the acquired licensees have a contingent right to receive additional shares of the Company’s common stock in the event that the Earnings Before Interest, Tax, Depreciation, and Amortization (EBITDA) contribution growth of TSC or the acquired licensee, as applicable, for the twelve-month period ending December 31, 2009 compared to its normalized EBITDA for the twelve-month period ended December 31, 2006, exceeds the compounded EBITDA growth of the Company, on a consolidated basis, for the three-year period ending December 31, 2009.  In the event of a change in control prior to December 31, 2009, this additional issuance would be calculated as of the time of the change in control.

Prior to the closing of the Stock Exchange, the Company and TSC entered into an agreement with Mr. and Mrs. Roger T. Staubach (“Mr. Staubach”) in which TSC assigned all of its rights to the intellectual property associated with the Staubach name to Mr. Staubach, who then exclusively licensed such intellectual property to the Company and TSC at no cost.  Pursuant to the agreement, Mr. Staubach has the right to terminate the license upon the 12-year anniversary of the Stock Exchange closing, an initial public offering of the Company’s securities, a change in control of the Company, or Mr. Staubach being involuntarily terminated as a director or officer of the Company.  If the license is terminated, the Company will no longer be able to conduct business under or using the Staubach name.

SFAS 141, Business Combinations (“SFAS 141”) stipulates that if a new entity is formed to issue equity interests to effect a business combination, one of the existing combining entities shall be determined to be the acquiring entity on the basis of the evidence available.  As Staubach Holdings, Inc. was specifically formed to issue common stock to effect the Stock Exchange, it was determined that TSC is the acquiring entity and as a result, its net assets at the date of the Stock Exchange remained at their historical carrying basis with no step up to fair value.  The historical stockholders’ equity of TSC has been retroactively restated to give effect for the shares received by the TSC shareholders in the Stock Exchange.

The purchase price of $249,017,809 relating to the acquired licensees was allocated to the estimated fair value of the assets acquired and liabilities assumed in accordance with SFAS 141 as follows:

Cash and cash equivalents	$23,814,850
Accounts receivable	9,857,565
Furniture, fixtures and equipment	4,214,940
Goodwill	157,793,821
Intangible assets	125,980,000
Prepaid and other assets	3,861,224
Total assets	325,522,400
Accounts payable and accrued liabilities	27,431,436
Deferred tax liability	49,073,155
Total liabilities	76,504,591
Net assets acquired	$249,017,809

The purchase price as negotiated between the Company, TSC and the licensees was based on a multiple of the licensees EBITDA, as well as net assets and cash contributed.

With the acquired licensees being service organizations, the acquired goodwill is primarily attributable to the assembled and trained workforce, systems and programs employed by the licensees, perceived synergies to be achieved through the acquisition and the expectation that the acquired licensees in total will enhance the value of the entire organization.

(3)	Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment consisted of the following at March 31, 2008:

Furniture and office equipment	$7,060,687
Software	2,141,551
Leasehold improvements	2,492,182
Total owned assets	11,694,420
Less accumulated depreciation and amortization	(6,269,821)
Furniture, fixtures and equipment, net	$5,424,599

Depreciation expense relating to furniture, fixtures, and equipment was approximately $1,481,000 for the nine months ended March 31, 2008.

(4)	Intangibles

Intangible assets consist of the following as of March 31, 2008:

	Useful life
Right to use the Staubach trade name	12 years	$101,000,000
Contractual backlog	10 months	19,800,000
In-place contracts	9 years	5,180,000
Total intangible assets		125,980,000
Accumulated amortization		(24,605,729)
Carrying value		$101,374,271

The weighted average amortization period for intangible assets is approximately 10 years.  Amortization expense was approximately $24,606,000 for the nine months ended March 31, 2008.  As of March 31, 2008, future amortization expense related to definite life intangibles is estimated to be as follows:

2008, three months ended June 30	$4,241,909
2009	9,047,639
2010	9,047,639
2011	9,047,639
2012	9,047,639
2013	9,047,639
Thereafter	51,894,167
$101,374,271

(5)	Leases

The Company leases office space and certain additional equipment under noncancelable operating leases.  Future minimum lease payments under noncancelable operating leases as of March 31, 2008 are as follows (rounded):

2009	$8,897,000
2010	9,660,000
2011	9,022,000
2012	8,098,000
2013	5,918,000
Thereafter	25,440,000
Total minimum lease obligations	$67,035,000

The future minimum lease payments shown above have not been reduced for future estimated rents to be received from affiliates under unwritten sublease arrangements totaling approximately $19,379,000 as of March 31, 2008.

The Company executed a 124 month lease agreement for a new office building encompassing approximately 119,200 rentable square feet in Dallas, Texas.  The Company plans to relocate its corporate headquarters in the fourth quarter of fiscal year 2009 upon building completion.  The lease commences January 2009 and requires monthly lease payments ranging from approximately $303,000 to $321,000.  The Company has the option to renew the lease for two five-year renewal periods, and has the option to purchase the property upon the landlord marketing the property for sale.

Net rental expense for the period ended March 31, 2008 was approximately $6,226,000 after deducting sublease income of $779,000 and is included in selling, general, and administrative expenses in the accompanying consolidated financial statements.

(6)	Class A Voting Common Stock

Effective with the termination of an employee’s or contractor’s relationship with the Company, the terminated employee or contractor is obligated to sell shares of the Company’s common stock held by said employee or contractor to the Company, and the Company is obligated to purchase or redeem said shares.  In addition, the Company must redeem shares of the Company’s common stock held by Mr. Staubach upon his death or retirement.  The amount to be paid out in accordance with the Shareholders’ Agreement is derived from a formula that is based primarily on the Company’s EBITDA and a multiple of (5).

The Shareholders’ Agreement provides that shareholders can put back to the Company up to 20% of their common stock holdings in the Company after the third anniversary of the effective date of the Stock Exchange.  The redemption amount for these shares is determined in the same manner as the redemption amount for a share subject to mandatory redemption, as noted above.  That portion of the common stock holdings that can be put back to the Company has been reflected outside of equity on the consolidated balance sheet at its estimated fair value as of the date of issuance in accordance with Accounting Series Release 268 and EITF Abstract Topic D-98.  As the put feature will not be exercised, the puttable shares have not been adjusted to their estimated redemption value.

As discussed in Note 12, all the common stock previously held by the Company’s shareholders was acquired by Jones Lang LaSalle Incorporated effective July 11, 2008.

During the nine months ended March 31, 2008, the Company granted in total 25,000 shares of common stock to certain employees.  In conjunction with the stock grants, the Company recorded compensation expense of $481,500, which is based on an estimated fair value per share of $19.26.  The estimated fair value per share is derived from a formula that is based primarily on the Company’s EBITDA and a multiple of (5).

During the nine months ended March 31, 2008, the Company allowed certain employees to acquire in total 2,132 shares of common stock at $2/share.  The difference between the consideration paid by employees and the estimated fair value per share of $19.26 totaling $36,798 has been recognized as compensation expense.

(7)	Commitments and Contingencies

As of March 31, 2008, the Company obtained a letter of credit agreement with a financial institution for approximately $5.4 million.  The letter of credit was obtained in lieu of a security deposit for the owner of the Company’s new office building that they will relocate to in fiscal year 2009 upon building completion.

The nature of the operations of the Company exposes it to the risk of claims and litigation in the normal course of business.  Although the outcome of these matters cannot be determined with certainty, management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

The Company is currently listed as a defendant, among others, relative to claims involving a former licensee.  The plaintiff, a former employee of a former licensee, is seeking damages primarily relating to compensation of approximately $8,000,000, collectively, from the listed defendants.  As the plaintiff was never an employee of the Company, management does not believe that the case has merit and intends to vigorously defend their position in this matter.

(8)	Income Taxes

The components of the provision (benefit) for income taxes for the period ended March 31, 2008 were as follows:

Current tax expense:
Federal	$13,849,971
State	2,946,277
16,796,248
Deferred tax (benefit):
Federal	(6,134,141)
State	(854,397)
(6,988,538)
$9,807,710

The differences in income taxes provided and the amounts determined by applying the statutory tax rate to income before income taxes result from the following:

Income tax expense at the statutory rate	$8,768,200
Effect of state taxes (net of federal benefit)	1,260,680
Effect of permanent differences	281,331
Reduction in valuation allowance	(159,867)
Other	(342,634)
Total tax expense	$9,807,710

Permanent differences include the effect of certain intangibles, tax exempt interest income, basis differences on real estate investments and certain non-deductible expenses consisting primarily of meals and entertainment expenditures.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The principal components creating net deferred tax assets and liabilities as of March 31, 2008 were as follows:

Deferred tax assets
Current:
Accrued vacation	$213,184
Allowance for doubtful accounts	13,555
Deferred revenue	647,887
Total current, net	874,626

Deferred tax liabilities
Noncurrent:
Fixed assets	767,774
Investment in real estate partnerships	639,514
Capitalized reorganization expense	37,562
Other	149,349
Goodwill	(161,511)
Intangibles	(40,422,990)
Total noncurrent, net	(38,990,302)

Net deferred tax liability	$(38,115,676)

(9)	Transactions with Licensees

Historically, the Company has entered into license agreements with separate real estate brokerage and consulting companies.  The Company maintains license agreements with seven licensees.  The Company licenses its trademarks to these companies for use in the real estate business.  The licensees agree to abide by certain common business practices and operating procedures designed to protect the Company’s trademarks.  The Company generally receives monthly license fee revenue from each licensee for the right to use the trademarks and for certain administrative and marketing services provided by the Company.  Typically, a license agreement may be canceled by either party for a material breach of the license agreement or for cause upon seven (7) days written notice, subject to certain cure periods as set forth in the license agreements.  If a license agreement is terminated by a licensee under certain conditions, the Company may continue to collect license fees for a specified period of time as defined in the license agreement.

(10)	Related-Party Transactions

In June 2007, TSC authorized a push-down of certain assets, including cash, notes receivable, investments and other assets and liabilities, to TSC Assets, LLC (“TSC Assets”).  TSC Assets was formed by TSC and was wholly-owned by TSC at the point of inception.  Immediately following the transfer of certain assets, TSC distributed a membership interest dividend consisting of an aggregate of approximately 3,540,000 membership units, representing 100% ownership, of TSC Assets to its shareholders on a pro-rata basis.  The primary purpose of TSC Assets is to distribute the contributed assets to its shareholders.  The Company has paid interest of approximately $544,000 to TSC Assets which has been reflected as interest expense in the consolidated statement of income for advances made to the Company.  There are no amounts payable to TSC Assets as of March 31, 2008.

The Company pays certain administrative costs on behalf of certain licensed or affiliated companies, which are periodically reimbursed by the licensee or affiliate.  Including lease allocations as discussed in Note 5, monthly costs paid on behalf of these affiliates were approximately $255,000 for the period ended March 31, 2008.  The unreimbursed balance of administrative costs and certain other costs included in receivables – affiliates in the accompanying consolidated balance sheet was approximately $598,800 at March 31, 2008.

In January 2000, TSC entered into a cost sharing arrangement with DTZ Holdings, a global real estate services firm, to provide marketing and support services on a global basis.  DTZ acts as escrow agent for the expenses related to the venture, and is reimbursed by TSC on a quarterly basis.  The cost sharing arrangement provides that TSC and DTZ Holdings will each fund 50% of the overhead.  For the period ended March 31, 2008, the Company and TSC incurred expenses of approximately $91,000 related to this arrangement.

In January 2008, the Company loaned an employee group (New York) $442,823 with interest stated at the prime rate.  A one time principal payment is due on December 31, 2008.  As of March 31, 2008, the balance of the note receivable including accrued interest was approximately $450,000 and is included in receivables – other on the accompanying consolidated balance sheet.

(11)	401(k) Plan

TSC adopted a 401(k) Plan and Trust (the “401(k) Plan”) effective July 1, 1988 that was assumed by the Company as a result of the Stock Exchange.  All employees that have reached the age of 20 are eligible to participate in the 401(k) Plan.  All amounts contributed by participating employees are immediately vested in full.  The 401(k) plan allows for a discretionary matching provision to be determined by the board of directors annually.  A total of approximately $374,000 was expensed during the nine months ended March 31, 2008, related to this matching and is included in salaries, bonus, and benefits in the accompanying consolidated statement of income.

(12)	Subsequent Events

Effective June 1, 2008, the Company and two of its licensees participated in a tax-free equity exchange under Section 368 of the Internal Revenue Code resulting in these two licensees becoming wholly-owned subsidiaries of the Company.  A total of 365,930 shares of the Company’s common stock was issued to the two licensees.

In June 2008, the Board of Directors of the Company declared a dividend of $2.36 per share to be paid to the shareholders of record as of June 17, 2008.  The total amount of the dividend to be paid is $48,262,687.

On July 11, 2008, the Company was acquired by Jones Lang LaSalle Incorporated (“Purchaser”) through a merger of Jones Lang LaSalle Tenant Representation, Inc., a wholly owned subsidiary of Purchaser, with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming an indirect wholly owned subsidiary of Purchaser (the “merger”).  Each share of the Company’s common stock is entitled to receive consideration consisting of the Closing Consideration Amount of $180,352,500 and certain deferred payments.  The Closing Consideration Amount consists of shares of common stock, par value $.01 per share, of Purchaser having an aggregate value of $100,000,000 and cash of $80,352,500.  The deferred payments total an aggregate amount of $389,712,500 to be paid in installments on the certain anniversary dates, subject to adjustment as set forth in the Agreement and Plan of Merger dated June 16, 2008 (the “Merger Agreement”), with final payment due in full on July 11, 2013.  In addition, the Shareholders may be entitled to receive additional consideration to the extent that the Tenant Representation Business Revenues exceed certain targets during the period July 1, 2008 through December 31, 2010.  Such earn out payments, if earned, will be in an aggregate amount of up to $113,850,000.

As a result of the merger, it was determined that certain assets and operations of the Company and its subsidiaries, including interest in certain licensees, would not remain part of the Company when the Company becomes controlled by Purchaser.  In order for the shareholders of the Company to retain the benefit of these assets and operations, the assets were transferred to a newly formed limited liability company named Staubach Holdings Assets, LLC (“Holdings Assets”) on June 17, 2008.  The ownership of Holdings Assets has the same ownership as the Company as of June 17, 2008.